Exhibit 99.1

UNDER ARMOUR REPORTS SECOND QUARTER 2025 RESULTS; RAISES FISCAL 2025 OUTLOOK

BALTIMORE, Nov 7, 2024 – Under Armour, Inc. (NYSE: UAA, UA) announced unaudited financial results for its second quarter of fiscal 2025, which ended September 30, 2024. The company reports its financial performance following accounting principles generally accepted in the United States of America ("GAAP"). This press release refers to "currency neutral" and "adjusted" amounts, which are non-GAAP financial measures described below under the "Non-GAAP Financial Information" paragraph.

“Our second quarter fiscal 2025 performance demonstrates that our strategy to reconstitute the Under Armour brand and establish a more premium position in the marketplace is gaining traction,” said Under Armour President and CEO Kevin Plank. “With better-than-expected results, we are pleased to raise our full-year profitability outlook while simultaneously increasing marketing investments to amplify our brand.”

Plank continued, “We are a fundamentally stronger business today with increasingly better execution across key dimensions. This includes more consistent marketplace discipline through meaningfully improved product, storytelling, and sales leadership, which will deliver a sharper, unique approach to our brand position in the years ahead.”

Second Quarter Fiscal 2025 Review
•In line with our expectations, revenue was down 11 percent to $1.4 billion (down 10 percent currency neutral).
–North America revenue decreased 13 percent to $863 million, and international revenue decreased 6 percent to $538 million (down 5 percent currency neutral). In the international business, revenue in EMEA was down 1 percent (down 1 percent currency neutral), down 11 percent in Asia-Pacific (down 10 percent currency neutral), and down 13 percent in Latin America (down 4 percent currency neutral).
–Wholesale revenue decreased 12 percent to $826 million, and direct-to-consumer revenue was down 8 percent to $550 million. Revenue from owned and operated stores remained flat. Due to planned decreases in promotional activities, eCommerce revenue decreased by 21 percent, representing 30 percent of the total direct-to-consumer business for the quarter.
–Apparel revenue decreased 12 percent to $947 million, footwear revenue was down 11 percent to $313 million, and accessories revenue was up 2 percent to $116 million.
•Gross margin increased 200 basis points to 49.8 percent, driven primarily by lower product and freight costs, reduced discounting levels in the direct-to-consumer business, and a favorable channel mix.
•Selling, general, and administrative expenses decreased 15 percent to $520 million. Adjusted selling, general, and administrative expenses decreased 13 percent to $530 million, which excludes $13 million in benefits from a litigation-related insurance recovery and approximately $3 million in transformation expenses related to our Fiscal 2025 restructuring program.
•Restructuring charges were $3 million.
•Operating income was $173 million. Excluding the insurance recovery, transformation expenses and restructuring charges, adjusted operating income was $166 million.
•Net income was $170 million. Adjusted net income was $131 million.

•Diluted earnings per share was $0.39. Adjusted diluted earnings per share was $0.30.
•Inventory decreased 3 percent to $1.1 billion.
•At the end of the quarter, cash and cash equivalents totaled $531 million, and no borrowings were outstanding under the company's $1.1 billion revolving credit facility.

Fiscal 2025 Restructuring Plan
In May 2024, Under Armour announced a restructuring plan designed to strengthen and support the company's financial and operational efficiencies. Following further evaluation, in September 2024, the company announced additional restructuring actions primarily related to the decision to exit one of its distribution facilities in Rialto, California, increasing its restructuring plan range to $140 million to $160 million, of which up to $75 million of the charges are anticipated to be cash-related and up to $85 million are expected to be non-cash charges. As of the second fiscal quarter of 2025, the company has recognized $28 million in restructuring and impairment charges and $11 million in other related transformational expenses under the plan. Of the total $40 million incurred to date, $36 million is cash-related, and $4 million is non-cash-related. The company anticipates the remainder of the charges under the updated restructuring plan will occur during fiscal 2025 and fiscal 2026.

Updated Fiscal 2025 Outlook

Key points related to Under Armour's fiscal 2025 outlook include:
•Revenue is expected to decline at a low double-digit percentage rate. This includes a 14 to 16 percent decline in North America as the company works to reset this business. The company also expects a low single-digit percent decline in its international business, with flat results in EMEA offset by a high single-digit decline in its Asia-Pacific business due to macroeconomic pressures.
•Gross margin is expected to increase by 125 to 150 basis points compared to the prior expectation of a 75 to 100 basis point improvement. This increase is driven primarily by reduced promotional and discounting activities in the company’s direct-to-consumer business and product costing benefits.
•Selling, general, and administrative expenses are expected to increase in the mid-to-high single-digit percentage range, primarily due to litigation settlement expenses. Excluding the litigation settlement expense, related insurance recoveries, and anticipated transformation expenses, adjusted selling, general, and administrative expenses are expected to decrease at a low-to-mid single-digit percentage rate. This includes approximately $25 million in additional marketing investments following better-than-expected year-to-date profitability performance that will be used to build the brand over the long term.
•Operating loss is expected to be $176 to $196 million, compared to the previous expectation of $220 to $240 million. Excluding the midpoint of anticipated restructuring charges, and transformation expenses, litigation settlement expenses, and related insurance recoveries, adjusted operating income is expected to be $165 to $185 million, compared to the prior expectation of $140 to $160 million.
•Diluted loss per share is expected to be between $0.48 and $0.51 compared to the prior expectation of $0.53 to $0.56. Adjusted diluted earnings per share is expected to be between $0.24 and $0.27 compared to the previous expectation of $0.19 to $0.21.
•Capital expenditures are expected to be between $190 and $210 million, compared to the previous estimate of $200 to $220 million.

Conference Call and Webcast
Under Armour will hold its second quarter fiscal 2025 conference call today at approximately 8:30 a.m. Eastern Time. The call will be webcast live at https://about.underarmour.com/investor-relations/financials and archived and available for replay about three hours after the live event.

Non-GAAP Financial Information
This press release refers to “currency-neutral” and "adjusted" results, as well as "adjusted" forward-looking estimates of the company's results for its 2025 fiscal year ending March 31, 2025. Management believes this information is helpful to investors in comparing the company’s results of operations period-over-period because it enhances visibility into its actual underlying results, excluding these impacts. Currency-neutral financial information is calculated to exclude changes in foreign currency exchange rates. References to adjusted financial measures exclude the company's litigation settlement expense (and related insurance recoveries) and the impact of the company's fiscal year 2025 restructuring plan, related charges, and related tax effects. Management believes these adjustments are not core to the company’s operations. The reconciliation of non-GAAP amounts to the most directly comparable financial measure calculated according to GAAP is presented in supplemental financial information furnished with this release. All per-share amounts are reported on a diluted basis. These supplemental non-GAAP financial measures should not be considered in isolation. They should be contemplated in addition to, and not as an alternative to, the company’s reported results prepared per GAAP. Additionally, the company’s non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

About Under Armour, Inc.
Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer, and distributor of branded athletic performance apparel, footwear, and accessories. Designed to empower human performance, Under Armour’s innovative products and experiences are engineered to make athletes better. For further information, please visit http://about.underarmour.com.
Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, such as statements regarding our share repurchase program, our future financial condition or results of operations, our prospects and strategies for future growth, potential restructuring efforts, including the scope of these restructuring efforts and the amount of potential charges and costs, the timing of these measures, and the anticipated benefits of our restructuring plans, expectations regarding promotional activities, freight, product cost pressures, and foreign currency impacts, the impact of global economic conditions and inflation on our results of operations, our liquidity and use of capital resources, the development and introduction of new products, the implementation of our marketing and branding strategies, the future benefits and opportunities from significant investments, and the impact of litigation or other proceedings. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential,” or the negative of these terms or other comparable terminology. The forward-looking statements in this press release reflect our current views about future events. They are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe the expectations reflected in the forward-looking statements are reasonable, they are inherently uncertain. We cannot guarantee future events, results, actions, activity levels, performance, or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Several important factors could cause actual results to differ materially from those indicated by these forward-looking statements, including, but not limited to: changes in general economic or market conditions, including increasing inflation, that could affect overall consumer spending or our industry; increased competition causing us to lose market share or reduce the prices of our products or increase our marketing efforts significantly; fluctuations in the costs of raw materials and commodities we use in our products and our supply chain (including labor); our ability to successfully execute our long-term strategies; our ability to effectively drive operational efficiency in our business; changes in the financial health of our customers; our ability to effectively develop and launch new, innovative, and updated products; our ability to accurately forecast consumer shopping and engagement preferences and consumer demand for our products and manage our inventory in response to changing demands; our ability to successfully execute any potential restructuring plans and realize their expected benefits; our ability to comply with existing trade and other regulations, and the potential impact of new trade, tariff, and tax regulations on our profitability; loss of key customers, suppliers, or manufacturers; our ability to further expand our business globally and drive brand awareness and consumer acceptance of our products in other countries; our ability to manage the increasingly complex operations of our global business; the impact of global events beyond our control, including military conflicts; the impact of global or regional public health emergencies on our industry and our business, financial condition, and results of operations, including impacts on the global supply chain; our ability to successfully manage or realize expected results from significant transactions and investments; our ability to effectively market and maintain a positive brand image; our ability to attract key talent and retain the services of our senior management and other key employees; our ability to effectively meet regulatory requirements and stakeholder expectations with respect to sustainability and social matters; the availability, integration, and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; any disruptions, delays, or deficiencies in the design, implementation, or application of our global operating and financial reporting information technology system; our ability to access capital and financing required to manage our business on terms acceptable to us; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; risks related to foreign currency exchange rate fluctuations; risks related to data security or privacy breaches; and our potential exposure to and the financial impact of litigation and other proceedings. The forward-looking statements here reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect unanticipated events.

# # #

Under Armour Contacts:
Lance Allega
SVP, Investor Relations, Treasury and Corporate Development
(410) 246-6810

As previously disclosed, during Fiscal 2024, we identified and corrected certain accounting errors, primarily related to the cost of goods sold and selling, general and administrative expenses on the Consolidated Statement of Operations, and corresponding impacts to our other Consolidated Financial Statements. The impacts of these revisions were not material to our previously filed financial statements. Information presented in the tables below for the three and six months ended September 30, 2023 has been revised to reflect these corrections. See Note 1 to the company's Condensed Consolidated Financial Statements included in Part I, Item 1 of the Company's Quarterly Report on Form 10-Q for the three and six months ended September 30, 2024, to be filed with the Securities and Exchange Commission.

Under Armour, Inc.
For the Three and Six Months Ended September 30, 2024, and 2023
(Unaudited; in thousands, except per share amounts)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATION

	Three Months Ended September 30,				Six Months Ended September 30,
in '000s	2024	% of Net Revenues	2023	% of Net Revenues	2024	% of Net Revenues	2023	% of Net Revenues
Net revenues	$1,399,023	100.0%	$1,566,674	100.0%	$2,582,688	100.0%	$2,883,639	100.0%
Cost of goods sold	702,891	50.2%	818,151	52.2%	1,323,881	51.3%	1,523,621	52.8%
Gross profit	696,132	49.8%	748,523	47.8%	1,258,807	48.7%	1,360,018	47.2%
Selling, general and administrative expenses	519,840	37.2%	609,050	38.9%	1,357,157	52.5%	1,198,122	41.5%
Restructuring charges	3,212	0.2%	—	—%	28,298	1.1%	—	—%
Income (loss) from operations	173,080	12.4%	139,473	8.9%	(126,648)	(4.9)%	161,896	5.6%
Interest income (expense), net	(1,747)	(0.1)%	(373)	—%	597	—%	(1,999)	(0.1)%
Other income (expense), net	(3,420)	(0.2)%	(6,104)	(0.4)%	(6,150)	(0.2)%	(12,164)	(0.4)%
Income (loss) before income taxes	167,913	12.0%	132,996	8.5%	(132,201)	(5.1)%	147,733	5.1%
Income tax expense (benefit)	(2,136)	(0.2)%	28,436	1.8%	3,013	0.1%	32,764	1.1%
Income (loss) from equity method investments	333	—%	151	—%	170	—%	(248)	—%
Net income (loss)	$170,382	12.2%	$104,711	6.7%	$(135,044)	(5.2)%	$114,721	4.0%

Basic net income (loss) per share of Class A, B and C common stock	$0.39		$0.24		$(0.31)		$0.26
Diluted net income (loss) per share of Class A, B and C common stock	$0.39		$0.23		$(0.31)		$0.25
Weighted average common shares outstanding Class A, B and C common stock
Basic	432,225		443,525		433,950		444,195
Diluted	435,685		453,715		433,950		454,107

Under Armour, Inc.
For the Three and Six Months Ended September 30, 2024, and 2023
(Unaudited; in thousands)
NET REVENUES BY SEGMENT

	Three Months Ended September 30,			Six Months Ended September 30,
in '000s	2024	2023	% Change	2024	2023	% Change
North America	$863,345	$991,357	(12.9)%	$1,572,605	$1,817,962	(13.5)%
EMEA	283,178	287,091	(1.4)%	510,070	513,732	(0.7)%
Asia-Pacific	207,661	232,065	(10.5)%	389,497	434,297	(10.3)%
Latin America	46,941	53,669	(12.5)%	111,350	109,408	1.8%
Corporate Other (1)	(2,102)	2,492	(184.3)%	(834)	8,240	(110.1)%
Total net revenues	$1,399,023	$1,566,674	(10.7)%	$2,582,688	$2,883,639	(10.4)%
NET REVENUES BY DISTRIBUTION CHANNEL

	Three Months Ended September 30,			Six Months Ended September 30,
in '000s	2024	2023	% Change	2024	2023	% Change
Wholesale	$825,993	$939,725	(12.1)%	$1,506,506	$1,681,683	(10.4)%
Direct-to-consumer	550,336	595,811	(7.6)%	1,030,549	1,139,998	(9.6)%
Net Sales	1,376,329	1,535,536	(10.4)%	2,537,055	2,821,681	(10.1)%
License revenues	24,796	28,646	(13.4)%	46,467	53,718	(13.5)%
Corporate Other (1)	(2,102)	2,492	(184.3)%	(834)	8,240	(110.1)%
Total net revenues	$1,399,023	$1,566,674	(10.7)%	$2,582,688	$2,883,639	(10.4)%
NET REVENUES BY PRODUCT CATEGORY

	Three Months Ended September 30,			Six Months Ended September 30,
in '000s	2024	2023	% Change	2024	2023	% Change
Apparel	$947,188	$1,070,401	(11.5)%	$1,704,980	$1,895,014	(10.0)%
Footwear	312,760	351,202	(10.9)%	623,149	714,872	(12.8)%
Accessories	116,381	113,933	2.1%	208,926	211,795	(1.4)%
Net Sales	1,376,329	1,535,536	(10.4)%	2,537,055	2,821,681	(10.1)%
Licensing revenues	24,796	28,646	(13.4)%	46,467	53,718	(13.5)%
Corporate Other (1)	(2,102)	2,492	(184.3)%	(834)	8,240	(110.1)%
Total net revenues	$1,399,023	$1,566,674	(10.7)%	$2,582,688	$2,883,639	(10.4)%
(1) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the company’s operating segments but managed through its central foreign exchange risk management program.

Under Armour, Inc.
For the Three and Six Months Ended September 30, 2024, and 2023
(Unaudited; in thousands)

INCOME (LOSS) FROM OPERATIONS BY SEGMENT

	Three Months Ended September 30,				Six Months Ended September 30,
in '000s	2024	% of Net Revenues (1)	2023	% of Net Revenues (1)	2024	% of Net Revenues (1)	2023	% of Net Revenues (1)
North America	$217,259	25.2%	$211,071	21.3%	$365,148	23.2%	$371,785	20.5%
EMEA	51,595	18.2%	38,826	13.5%	72,051	14.1%	68,605	13.4%
Asia-Pacific	34,214	16.5%	54,608	23.5%	44,149	11.3%	70,006	16.1%
Latin America	12,171	25.9%	13,615	25.4%	27,342	24.6%	19,392	17.7%
Corporate Other (2)	(142,159)	NM	(178,647)	NM	(635,338)	NM	(367,892)	NM
Income (loss) from operations	$173,080	12.4%	$139,473	8.9%	$(126,648)	(4.9)%	$161,896	5.6%

(1) The percentage of operating income (loss) is calculated based on total segment net revenues. The operating income (loss) percentage for Corporate Other is not presented as a meaningful metric (NM).
(2) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the company’s operating segments but managed through its central foreign exchange risk management program. Corporate Other also includes expenses related to the company's central supporting functions.

Under Armour, Inc.
As of September 30, 2024, and March 31, 2024
(Unaudited; in thousands)
CONDENSED CONSOLIDATED BALANCE SHEETS

in '000s	September 30, 2024	March 31, 2024
Assets
Current assets
Cash and cash equivalents	$530,701	$858,691
Accounts receivable, net	723,042	757,339
Inventories	1,105,884	958,495
Prepaid expenses and other current assets, net	210,109	289,157
Total current assets	2,569,736	2,863,682
Property and equipment, net	677,400	664,503
Operating lease right-of-use assets	415,386	434,699
Goodwill	495,029	478,302
Intangible assets, net	6,092	7,000
Deferred income taxes	241,502	221,033
Other long-term assets	89,448	91,515
Total assets	$4,494,593	$4,760,734
Liabilities and Stockholders’ Equity
Current maturities of long-term debt	$—	$80,919
Accounts payable	562,582	483,731
Accrued expenses	292,259	287,853
Customer refund liabilities	144,983	139,283
Operating lease liabilities	135,691	139,331
Other current liabilities	45,614	34,344
Total current liabilities	1,181,129	1,165,461
Long-term debt, net of current maturities	594,592	594,873
Operating lease liabilities, non-current	601,497	627,665
Other long-term liabilities	132,174	219,449
Total liabilities	2,509,392	2,607,448
Total stockholders’ equity	1,985,201	2,153,286
Total liabilities and stockholders’ equity	$4,494,593	$4,760,734

Under Armour, Inc.
For the Six Months Ended September 30, 2024 and 2023
(Unaudited; in thousands)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net income (loss)	$(135,044)	$114,721
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	65,565	68,287
Unrealized foreign currency exchange rate (gain) loss	(14,535)	21,145
Loss on disposal of property and equipment	2,598	696
Non-cash restructuring and impairment charges	3,679	—
Amortization of bond premium and debt issuance costs	1,107	1,096
Stock-based compensation	28,468	23,357
Deferred income taxes	(6,400)	(10,788)
Changes in reserves and allowances	(607)	18,471
Changes in operating assets and liabilities:
Accounts receivable	31,461	(51,327)
Inventories	(144,058)	30,034
Prepaid expenses and other assets	23,950	(13,421)
Other non-current assets	9,428	47,671
Accounts payable	73,733	(120,353)
Accrued expenses and other liabilities	(107,102)	(71,161)
Customer refund liabilities	5,671	(11,244)
Income taxes payable and receivable	(6,323)	8,299
Net cash provided by (used in) operating activities	(168,409)	55,483
Cash flows from investing activities
Purchases of property and equipment	(91,503)	(75,384)
Sale of MyFitnessPal platform	50,000	45,000
Sale of MapMyFitness platform	8,000	—
Purchase of UNLESS COLLECTIVE, Inc, net of cash acquired	(9,788)	—
Net cash provided by (used in) investing activities	(43,291)	(30,384)
Cash flows from financing activities
Common shares repurchased	(40,000)	(50,000)
Repayment of long-term debt	(80,919)	—
Employee taxes paid for shares withheld for income taxes	(8,399)	(2,318)
Proceeds from exercise of stock options and other stock issuances	1,314	1,781
Payments of debt financing costs	(1,388)	—
Net cash provided by (used in) financing activities	(129,392)	(50,537)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	14,023	(28,671)
Net increase (decrease) in cash, cash equivalents and restricted cash	(327,069)	(54,109)
Cash, cash equivalents and restricted cash
Beginning of period	876,917	726,745
End of period	$549,848	$672,636

Under Armour, Inc.
For the Three and Six Months Ended September 30, 2024
(Unaudited)

The table below presents the reconciliation of net revenue growth (decline) calculated according to GAAP to currency-neutral net revenue, a non-GAAP measure. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.
CURRENCY-NEUTRAL NET REVENUE GROWTH (DECLINE) RECONCILIATION

	Three Months Ended September 30, 2024	Six Months Ended September 30, 2024
Total Net Revenue
Net revenue growth - GAAP	(10.7)%	(10.4)%
Foreign exchange impact	0.5%	0.3%
Currency neutral net revenue growth - Non-GAAP	(10.2)%	(10.1)%

North America
Net revenue growth - GAAP	(12.9)%	(13.5)%
Foreign exchange impact	0.3%	0.2%
Currency neutral net revenue growth - Non-GAAP	(12.6)%	(13.3)%

EMEA
Net revenue growth - GAAP	(1.4)%	(0.7)%
Foreign exchange impact	—%	(0.2)%
Currency neutral net revenue growth - Non-GAAP	(1.4)%	(0.9)%

Asia-Pacific
Net revenue growth - GAAP	(10.5)%	(10.3)%
Foreign exchange impact	0.2%	1.4%
Currency neutral net revenue growth - Non-GAAP	(10.3)%	(8.9)%

Latin America
Net revenue growth - GAAP	(12.5)%	1.8%
Foreign exchange impact	8.7%	2.3%
Currency neutral net revenue growth - Non-GAAP	(3.8)%	4.1%

Total International
Net revenue growth - GAAP	(6.1)%	(4.4)%
Foreign exchange impact	0.9%	0.7%
Currency neutral net revenue growth - Non-GAAP	(5.2)%	(3.7)%

Under Armour, Inc.
For the Three and Six Months Ended September 30, 2024
(Unaudited; in thousands, except per share amounts)

The tables below present the reconciliation of the company's condensed consolidated statement of operations in accordance with GAAP to certain adjusted non-GAAP financial measures discussed in this press release. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.

ADJUSTED SELLING GENERAL AND ADMINISTRATIVE EXPENSES

in '000s	Three months ended September 30, 2024	Six months ended September 30, 2024
GAAP selling, general and administrative expenses	$519,840	$1,357,157
Add: Impact of litigation settlement	12,954	(261,046)
Add: Impact of restructuring-related transformational expenses	(2,724)	(11,381)
Adjusted selling, general and administrative expenses	$530,070	$1,084,730

ADJUSTED OPERATING INCOME (LOSS) RECONCILIATION

in '000s	Three months ended September 30, 2024	Six months ended September 30, 2024
GAAP income (loss) from operations	$173,080	$(126,648)
Add: Impact of litigation settlement	(12,954)	261,046
Add: Impact of restructuring charges	3,212	28,298
Add: Impact of restructuring-related transformational expenses	2,724	11,381
Adjusted income from operations	$166,062	$174,077

ADJUSTED NET INCOME (LOSS) RECONCILIATION

in '000s	Three months ended September 30, 2024	Six months ended September 30, 2024
GAAP net income (loss)	$170,382	$(135,044)
Add: Impact of litigation settlement	(12,954)	261,046
Add: Impact of restructuring charges	3,212	28,298
Add: Impact of restructuring-related transformational expenses	2,724	11,381
Add: Impact of provision for income taxes	(32,250)	(30,911)
Adjusted net income	$131,114	$134,770

ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE RECONCILIATION

	Three months ended September 30, 2024	Six months ended September 30, 2024
GAAP diluted net income (loss) per share	$0.39	$(0.31)
Add: Impact of litigation settlement	(0.03)	0.60
Add: Impact of restructuring charges	0.01	0.06
Add: Impact of restructuring-related transformational expenses	0.01	0.03
Add: Impact of provision for income taxes	(0.08)	(0.07)
Adjusted diluted net income per share	$0.30	$0.31

Under Armour, Inc.
Outlook for the Year Ended March 31, 2025
(Unaudited; in millions, except per share amounts)

The tables below reconcile the company's condensed consolidated statement of operations, presented in accordance with GAAP, to certain adjusted non-GAAP financial measures discussed in this press release. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.

ADJUSTED OPERATING INCOME RECONCILIATION

(in millions)	Year Ending March 31, 2025
	Low end of estimate	High end of estimate
GAAP loss from operations	$(196)	$(176)
Add: Impact of litigation settlement	261	261
Add: Impact of charges under 2025 restructuring plan (1)	100	100
Adjusted income from operations	$165	$185

ADJUSTED DILUTED (LOSS) EARNINGS PER SHARE RECONCILIATION

	Year Ending March 31, 2025
	Low end of estimate	High end of estimate
GAAP diluted net loss per share	$(0.51)	$(0.48)
Add: Impact of litigation settlement	0.60	0.60
Add: Impact of charges under 2025 restructuring plan (1)	0.23	0.23
Add: Impact of provision for income taxes	(0.08)	(0.08)
Adjusted diluted net income per share	$0.24	$0.27

(1) The estimated fiscal 2025 impact of the restructuring plan presented above assumes the midpoint of the Company's estimated range of fiscal 2025 restructuring and related charges under the total plan of $140-160 million.

Under Armour, Inc.

Outlook for the Quarter Ended December 31, 2024
(Unaudited; in millions, except per share amounts)

The tables below reconcile the company's third quarter fiscal 2025 outlook, presented in accordance with GAAP, to certain adjusted non-GAAP financial measures discussed in this press release. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.

ADJUSTED OPERATING INCOME RECONCILIATION

(in millions)	Quarter Ending December 31, 2024
	Low end of estimate	High end of estimate
GAAP income from operations	$(13)	$(3)
Add: Estimated impact of charges under 2025 restructuring plan	33	33
Adjusted income from operations	$20	$30

ADJUSTED DILUTED (LOSS) EARNINGS PER SHARE RECONCILIATION

	Quarter Ending December 31, 2024
	Low end of estimate	High end of estimate
GAAP diluted net income per share	$(0.07)	$(0.05)
Add: Estimated impact of charges under 2025 restructuring plan	0.08	0.08
Add: Impact of provision for income taxes	0.01	0.01
Adjusted diluted net income per share	$0.02	$0.04

Under Armour, Inc.
As of September 30, 2024, and 2023
COMPANY-OWNED & OPERATED DOOR COUNT

	September 30,
	2024	2023
Factory House	180	178
Brand House	16	19
North America total doors	196	197

Factory House	177	172
Brand House	73	81
International total doors	250	253

Factory House	357	350
Brand House	89	100
Total doors	446	450